UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GenOn Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0655566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Main Street Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Mirant Corporation 2005 Omnibus Incentive Compensation Plan
(Full title of the plan)
Michael L. Jines
Executive Vice President,
General Counsel, Secretary
and Chief Compliance Officer
GenOn Energy Holdings, Inc.
1000 Main Street
Houston, Texas 77002
(Name and address of agent for service)
(832) 357-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reportingcompany ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-130935) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on January 10, 2006 by GenOn Energy Holdings, Inc., previously known as Mirant Corporation, a Delaware corporation (“Mirant”), is being filed to deregister all unsold shares of common stock of Mirant, par value $0.01 per share (“Common Stock”), that were originally reserved for issuance under the Mirant Corporation 2005 Omnibus Incentive Stock Plan.
On December 3, 2010, pursuant to an Agreement and Plan of Merger dated as of April 11, 2010 (the “Merger Agreement”) by and among Mirant, GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a Delaware corporation (the “Registrant”), and RRI Energy Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant (“Merger Sub”), Merger Sub merged with and into Mirant, with Mirant continuing as the surviving entity and a direct wholly-owned subsidiary of the Registrant (the “Merger”). In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with the undertaking contained in the Registration Statement, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Common Stock registered that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 3, 2010.

GENON ENERGY HOLDINGS, INC.
By:	/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark M. Jacobs Mark M. Jacobs	President and Chief Executive Officer	December 3, 2010

/s/ J. William Holden III J. William Holden III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 3, 2010

/s/ Thomas C. Livengood Thomas C. Livengood	Senior Vice President and Controller (Principal Accounting Officer)	December 3, 2010

/s/ Mark M. Jacobs	Director	December 3, 2010
Mark M. Jacobs

/s/ J. William Holden III J. William Holden III	Director	December 3, 2010

/s/ Michael Jines Michael Jines	Director	December 3, 2010